SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive (Revised) Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Concord Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CONCORD COMMUNICATIONS, INC.
600 Nickerson Road
Marlboro, Massachusetts 01752

Supplement to the Proxy Statement for the 2004 Annual Meeting of
Stockholders of Concord Communications, Inc.

     The following supplement should be read in conjunction with the proxy statement (the “Proxy Statement”) for the 2004 Annual Meeting of Stockholders of Concord Communications, Inc., a Massachusetts corporation (the “Corporation”), which will be held on Wednesday, May 5, 2004 at 8:00 A.M., at the offices of the Corporation.

     As a result of a clerical error, the table entitled “Fees Paid to the Independent Accountant” which appears on page 20 of the Proxy Statement is incorrect. The “Audit Fees”, the “Audit-Related Fees” and the “Tax Fees” for 2003 under the columns entitled “PricewaterhouseCoopers LLP” and “Total” should have been reported as $380,500, $23,200 and $59,932, respectively, instead of $302,548, $20,000 and $46,950. We apologize for any inconvenience this may have caused.

     You may revoke your proxy in the manner described on the first page of the Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

April 8, 2004

CCR-SUPP-04